UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2025
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On February 14, 2025, Home BancShares, Inc. (the “Company”) announced that its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) will be held on April 17, 2025, at 10:00 a.m. (CDT) at the Company’s corporate office, located at 719 Harkrider Street, Conway, Arkansas. The record date for the 2025 Annual Meeting was February 7, 2025. A Notice of Annual Meeting of Shareholders is being mailed on February 14, 2025 to the Company’s shareholders of record as of the record date. A copy of the Notice is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Important Additional Information and Where to Find It
The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2025 Annual Meeting and to mail the definitive proxy statement and a proxy card, along with the Company’s 2024 Annual Report, to each shareholder of record entitled to vote at the 2025 Annual Meeting. THE COMPANY STRONGLY URGES ITS SHAREHOLDERS TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Free copies of the documents filed with the SEC by the Company may also be obtained at the Company’s website at http://www.homebancshares.com, under “Investor Relations”/“SEC Filings,” or by contacting the Company’s Director of Investor Relations by telephone at (501) 328-4625.
Participants in Solicitation
Home BancShares, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s public filings filed with the SEC, including its proxy statement for the 2024 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 1, 2024. Additional information regarding the interests of the directors and executive officers will be set forth in the proxy statement to be filed with the SEC in connection with the 2025 Annual Meeting. Free copies of this document may be obtained as described in the preceding paragraph.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Notice of Annual Meeting of Shareholders to be Held on April 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	February 14, 2025	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer